                                                                    EXHIBIT 10.4

================================================================================

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          dated as of December 20, 2005

                                      among

                                NEG OPERATING LLC
                                as the Borrower,

                               AREP OIL & GAS LLC,
                                 as the Lender,

                               AREP OIL & GAS LLC,
                     as Administrative Agent for the Lender

                                       and

                               CITICORP USA, INC,
        as Collateral Agent for the Lender and the Hedging Counterparties

                              --------------------
================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

      THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 20, 2005, is among NEG OPERATING LLC, a Delaware limited liability company (the "BORROWER"), AREP Oil & Gas LLC, a Delaware limited liability company ("AREP O&G" and the "LENDER"), AREP O&G, as administrative agent for the Lenders, successor to MIZUHO CORPORATE BANK, LTD. (in such capacity together with any successors thereto, the "ADMINISTRATIVE AGENT"), and CITICORP USA, INC., as collateral agent for the Lenders and Hedging Counterparties, successor to BANK OF TEXAS, N.A. (in such capacity together with any successors thereto, the "COLLATERAL AGENT").

                              W I T N E S S E T H:

      WHEREAS, the Borrower entered into a Credit Agreement dated as of December 29, 2003 with, among others, Mizuho Corporate Bank, Ltd., as Administrative Agent for the Lenders, Bank of Texas, N.A. and The Bank of Nova Scotia, as co-agents for the Lenders and Bank of Texas as Collateral Agent for the Lenders (the "ORIGINAL CREDIT AGREEMENT").

      WHEREAS, on or prior to the Closing Date, with the consent of Borrower, each Lender under the Original Credit Agreement has assigned all of its respective rights and obligations under the Original Credit Agreement and the other Loan Documents to AREP Oil & Gas LLC ("AREP"), as lender and AREP has assumed all such rights and obligations.

      WHEREAS, on or prior to the Closing Date, with the consent of AREP as the sole Lender, Mizuho Corporate Bank, Ltd., has assigned all of its rights and obligations as administrative agent under the Original Credit Agreement and the other Loan Documents to the Administrative Agent, and the Administrative Agent has assumed all such rights and obligations.

      WHEREAS, on or prior to the Closing Date, with the consent of AREP as the sole Lender, Bank of Texas, N.A., has assigned all of its Liens, rights and remedies as collateral agent under the Original Credit Agreement and the other Loan Documents to the Collateral Agent, and the Collateral Agent has accepted all such Liens, rights and remedies.

      WHEREAS, the Borrower, the Lender, the Administrative Agent and the Collateral Agent desire to restated and amend the Original Credit Agreement in its entirety on the terms and conditions hereof.

      WHEREAS, the Lender is willing to provide such Loans and other financial accommodations to the Borrower on the terms and conditions hereof.

      NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings:

      "ADJUSTED BASE RATE" means, on any day, the Base Rate for such day plus the Applicable Margin for Base Rate Loans for such day, provided that the Adjusted Base Rate charged by any Person shall never exceed the Highest Lawful Rate.

      "ADJUSTED EURODOLLAR RATE" means, for any Eurodollar Loan for any day during any Interest Period therefor, the rate per annum equal to the sum of (a) the Applicable Margin for Eurodollar Loans for such day plus (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Collateral Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (ii) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period, provided that no Adjusted Eurodollar Rate charged by any Person shall ever exceed the Highest Lawful Rate. The Adjusted Eurodollar Rate for any Eurodollar Loan shall change whenever the Eurodollar Margin or the Reserve Requirement changes.

      "ADMINISTRATIVE AGENT" means AREP O&G in its capacity as administrative agent hereunder, and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

      "AFFILIATE" of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote ten percent (10%) or more of the Equity Interests (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "AFFIRMATION OF OBLIGATIONS" mean an affirmation by each Obligor as to all of its obligations under each Loan Document executed by it prior to the Closing Date, which shall include the acknowledgement and agreement of each Obligor that all Security Documents at any time executed by such Obligor shall be deemed to be for the benefit of each Secured Party.

      "AGENTS" means each of the Administrative Agent and the Collateral Agent.

      "AGREEMENT" means this Amended and Restated Credit Agreement, as it may be further amended, supplemented, restated or otherwise modified and in effect from time to time.

      "APPLICABLE MARGIN" means, on any date, with respect to any Eurodollar Loans or Base Rate Loans then outstanding or payable hereunder, as applicable, the applicable per annum percentage set forth below under the caption "Eurodollar Loans," or "Base Rate Loans" as the case may be, based on the Borrowing Base Utilization on such date:

Borrowing Base             Eurodollar Loans         Base Rate Loans
Utilization                (in basis points)        (in basis points)
--------------             -----------------        -----------------
< 33%                            175.0                    75.0

> or = 33% and < 66%             200.0                   100.0

> or = 66% and < 85%             225.0                   125.0

> or = 85%                       250.0                   150.0

      For purposes of the foregoing, any change in the Applicable Margin will occur automatically without prior notice upon any change in the Borrowing Base Utilization, and each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that for so long as the rights of Lender under this Agreement are pledged to the AREP Agent: (a) the Applicable Margin from time to time in effect under this Agreement with respect to Eurodollar Loans will be the lower of (i) the Applicable Margin as set out above for Eurodollar Loans and (ii) the "Eurodollar Margin" in effect at such time under the AREP O&G Facility and (b) the Applicable Margin from time to time in effect under this Agreement with respect to Base Rate Loans will be the lower of (i) the Applicable Margin as set out above for Base Rate Loans and (ii) the "Base Rate Margin" in effect at such time under the AREP O&G Facility.

      "AREP AGENT" means the "Administrative Agent" as defined in the AREP O&G Facility.

      "AREP LENDER" means any "Lender" as defined in the AREP O&G Facility.

      "AREP O&G" is defined in the preamble.

      "AREP O&G FACILITY" means the Credit Agreement dated as of the Closing Date by and among AREP O&G, as borrower, Citicorp USA, Inc., as administrative agent, and the other lenders and financial institutions from time to time party thereto.

      "AUTHORIZED OFFICER" means, (a) as to the Borrower, the Borrower's sole member, or any other Obligor, those of its officers, managing members or managing partners whose signatures and incumbency shall have been certified to the Agents pursuant to Section 5.1.2, and (b) as to Borrower, in respect of the execution and delivery, on behalf of Borrower, of Borrowing Requests or Continuation/Conversion Notices, any two of Randall D. Cooley, Philip D. Devlin, or Bob G. Alexander.

      "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following:

      (a) the rate of interest announced publicly by Collateral Agent in New York, New York, from time to time, as Collateral Agent's base rate;

      (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.5% per annum, (ii) the rate per annum obtained by dividing (A) the latest three week moving average of secondary market morning offering rates in the United States for three month certificates of deposit of major United States money market banks, such three week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three week period ending on the previous Friday by Collateral Agent on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Collateral Agent from three New York certificate of deposit dealers of recognized standing selected by Collateral Agent, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Collateral Agent in respect of liabilities consisting of or including (among other liabilities) three month U.S. dollar nonpersonal time deposits in the United States and (iii) the average during such three week period of the maximum annual assessment rates estimated by Collateral Agent for determining the then current annual assessment payable by Collateral Agent to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

      (c)   0.5% per annum plus the Federal Funds Rate.

      "BASE RATE LOAN" means a Loan bearing interest at a fluctuating rate determined by reference to the Adjusted Base Rate.

      "BORROWER" is defined in the preamble.

      "BORROWING" means each extension of credit made by the Lenders by way of Loans of the same type, having the same Interest Period made, converted or continued by the same Lenders on the same Business Day pursuant to the same Borrowing Request.

      "BORROWING BASE" means $180,000,000.

      "BORROWING BASE UTILIZATION" means, at any time of determination, an amount (expressed as a percentage) equal to the quotient of (a) the total principal amount of all outstanding Loans, divided by (b) the Borrowing Base then in effect.

      "BORROWING REQUEST" means a written request by an Authorized Officer of the Borrower for a Borrowing in accordance with Section 5.2.2, substantially in the form of Exhibit A hereto.

      "BUSINESS DAY" means (a) any day that is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York, London, England, or Houston, Texas; and (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Loans, any day on which dealings in Dollars are carried on in the New York interbank market.

      "CAPITALIZED LEASE LIABILITIES" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "CASH EQUIVALENT INVESTMENT" means, at any time: (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government; (b) commercial paper, maturing not more than nine (9) months from the date of issue, which is issued by (i) a corporation (other than an Affiliate of the Borrower or any other Obligor) organized under the laws of any state of the United States or of the District of Columbia and rated A-l by Standard & Poor's Corporation or P-l by Moody's Investors Service, Inc., or (ii) any AREP Lender (or its holding company); (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any AREP Lender; or (d) any repurchase agreement entered into with any AREP Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such AREP Lender (or other commercial banking institution) thereunder.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

      "CHANGE IN CONTROL" means the occurrence of any of the following events at any time:

      (a) NEG Holding shall cease to own 100% of the issued and outstanding Equity Interests of the Borrower;

      (b) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (other than NEG or any Persons(s) the issued and outstanding Equity Interests of which are directly or indirectly 100% owned by Carl Icahn and his Affiliates, individually or collectively) shall obtain the power (whether or not exercised) to elect the Borrower's managing member;

      (c)   NEG Holding shall cease being the managing member of the Borrower;

      (d) a plan is adopted relating to the liquidation or dissolution of any of the Borrower, Shana National, NEG Holding or NEG;

      (e) the Borrower shall consolidate with or merge into any other Person or convey, transfer or lease substantially all of its Properties to any Person, or (other than as permitted by Section 7.2.8) any other Person shall consolidate with or merge into the Borrower;

      (f) NEG or any Person(s) the issued and outstanding Equity Interests of which are directly or indirectly 100% owned by Carl Icahn and his Affiliates, individually or collectively, shall cease to own 100% of the Equity Interests of NEG Holding;

      (g) Carl Icahn and his Affiliates shall cease to own at least forty percent (40%) of the Equity Interests of NEG; and

      (h) except as permitted by Section 7.2.8, the Borrower shall cease to own, directly or indirectly, 100% of the Equity Interests of any Subsidiary.

      "CLOSING DATE" means the date on which all of the conditions precedent set forth in Article V have been satisfied or waived in accordance with the terms hereof.

      "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "COLLATERAL" means any and all "Collateral" or "Mortgaged Property," as defined in any of the Security Documents.

      "COLLATERAL AGENT" means Citicorp USA, Inc., in its capacity as holder of the Liens securing the Obligations, and includes each other Person as shall have subsequently been appointed as the successor Collateral Agent pursuant to
Section 9.4.

      "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Loans, as such commitment may be reduced, increased or terminated in accordance herewith. The initial amount of each Lender's Commitment is set forth on Schedule 2.1. The term "Commitments" means the aggregate Commitments of the Lenders hereunder. The aggregate amount of the Commitments of all Lenders on the Closing Date is $180,000,000.

      "COMMITMENT TERMINATION EVENT" means (a) the occurrence of any Default described in clauses (a) through (d) of Section 8.1.8 with respect to the Borrower, any of its Subsidiaries or any other Obligor; or (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or (ii) in the absence of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Lenders, to the Borrower that the Commitments have been terminated.

      "CONSOLIDATED CURRENT ASSETS" means, at any particular time, (i) all amounts that, in conformity with GAAP, would be included as current assets on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries (provided, however, that current assets shall not include non-cash assets described in, and calculated pursuant to, FASB 133, 142, 143 and 144) plus (ii) Unused Availability.

      "CONSOLIDATED CURRENT LIABILITIES" means, at any particular time, all amounts that, in conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries; provided, however, that current liabilities shall not include (i) the current portion of long-term Indebtedness under this Agreement and the other Loan Documents and (ii) liabilities described in, and calculated pursuant to, FASB 133, 142, 143 and 144.

      "CONSOLIDATED NET INCOME" means with respect to the Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be, (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its Organic Documents or any agreement, instrument or Governmental Rule applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited (other than under restrictions or prohibitions that the Borrower or a Wholly-Owned Subsidiary of the Borrower may waive, in its sole discretion), in each case determined in accordance with GAAP, (iii) any extraordinary gains or losses, (iv) the cumulative effect of a change in accounting principles, (v) any gains or losses attributable to writeups or write downs of assets; and (vi) non-cash gains and losses, including, without limitation, FASB 133, 142, 143 and 144 non-cash gains and losses.

      "CONSOLIDATED SUBSIDIARIES" means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP. Unless otherwise indicated, each reference to the term "Consolidated Subsidiary" means a Subsidiary consolidated with the Borrower.

      "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

      "CONTINUATION/CONVERSION NOTICE" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto.

      "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

      "CURRENT RATIO" means, at any date of determination, the ratio of (a) Consolidated Current Assets to (b) Consolidated Current Liabilities.

      "DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

      "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agents.

      "DOLLAR" and the sign "$" mean lawful money of the United States.

      "EBITDA" means, for any period of determination thereof, the sum, without duplication, of the amounts for such period of Consolidated Net Income plus Total Interest Expense, plus depreciation, depletion and amortization expense, plus federal and state income taxes, and plus other non-cash charges and expenses deducted from revenues in determining net income.

      "EFFECTIVE DATE" means the date the Original Credit Agreement became effective.

      "ENVIRONMENTAL LAWS" means all applicable federal, state or local Governmental Rules pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary or other Obligor is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary or other Obligor is located, including, without limitation, OPA, the Clean Air Act, as amended, CERCLA, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the term "release" (or "threatened release") shall have the meaning specified in CERCLA, and the term "disposal" (or "disposed") shall have the meaning specified in RCRA; provided, however, that (a) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state in which any Property of the Borrower or any Subsidiary or any other Obligor is located establish a meaning for "oil," "release," or "disposal" that is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

      "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "EQUITY INTERESTS" means shares of the capital stock, partnership interests, membership interest in a limited liability company, beneficial interests in a trust or other equity interests in the Borrower or any Subsidiary (unless the context requires otherwise) or any warrants, options or other rights to acquire such interests.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      "ERISA AFFILIATE" means each Obligor and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with such Obligor, are treated as a single employer under Section 414 of the Internal Revenue Code.

      "ERISA PLAN" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Obligor has a fixed or contingent liability.

      "EURODOLLAR LOAN" means a Loan that bears interest at the Adjusted Eurodollar Rate.

      "EURODOLLAR RATE" means, with respect to any Interest Period for any Eurodollar Loan within a Borrowing and with respect to the related Interest Period therefor, the rate of interest determined by the Collateral Agent to be the rate per annum at which deposits in Dollars are offered by the principal office of Collateral Agent in London to major banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in the amount of $1,000,000 for a period equal to such Interest Period.

      "EVENT OF DEFAULT" is defined in Section 8.1.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor provision thereto.

      "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Collateral Agent on such day on such transactions as determined by Collateral Agent.

      "FISCAL QUARTER" means any calendar quarter of a Fiscal Year.

      "FISCAL YEAR" means any period of twelve (12) consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "2003 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

      "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

      "GAAP" means generally accepted accounting principles in the United States of America.

      "GOVERNMENTAL APPROVAL" means (a) any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, waiver, exemption, filing, variance, claim, order, judgment or decree of, or with, (b) any required notice to, (c) any declaration of or with, or (d) any registration by or with, any Governmental Authority.

      "GOVERNMENTAL AUTHORITY" means the government of the United States or any other nation or country or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "GOVERNMENTAL RULE" means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, requirement of, or other governmental restriction or any similar binding form of decision of or determination by, or any binding interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereafter in effect.

      "GUARANTOR" means NEG Holding and each Subsidiary of the Borrower, each individually a Guarantor and collectively, the "Guarantors."

      "GUARANTY" means, collectively, (i) the NEG Holding Guaranty, (ii) each Subsidiary Guaranty and (iii) each and every Guaranty executed and delivered by a Guarantor hereunder.

      "HAZARDOUS MATERIAL" means (a) any "hazardous substance," as defined by CERCLA (other than as set forth in clause (c)); (b) any "hazardous waste," as defined by the RCRA (other than as set forth in clause (c)); (c) any petroleum, petroleum products or petroleum distillates and associated oil or natural gas exploration, production and development wastes that are not exempted or excluded from being defined as "hazardous substances", "hazardous materials", "hazardous wastes" and "toxic substances" under any Environmental Laws; or (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

      "HEDGING AGREEMENTS" means any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

      "HEDGING COUNTERPARTY" means any AREP Lender and any Affiliate of an AREP Lender that is a counterparty to any Hedging Agreement with Borrower, provided that if such counterparty ceases to be an AREP Lender or an Affiliate of an AREP Lender, such counterparty shall continue to be a Hedging Counterparty for the purposes hereof only to the extent of Hedging Obligations arising from transactions entered prior to the time such counterparty ceases to be an AREP Lender or an Affiliate of an AREP Lender.

      "HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities (including but not limited to obligations and liabilities arising in connection with or as a result of early or premature termination of a Hedging Agreement, whether or not occurring as a result of a default thereunder) of such Person under a Hedging Agreement.

      "HIGHEST LAWFUL RATE" is defined in Section 4.11.

      "HYDROCARBON INTERESTS" means all rights, titles, interests and estates now owned or hereafter acquired by the Borrower or any of its Subsidiaries in any and all oil, gas and other liquid or gaseous hydrocarbon properties and interests, including without limitation, mineral fee or lease interests, production sharing agreements, concession agreements, license agreements, service agreements, risk service agreements or similar Hydrocarbons interests granted by an appropriate Governmental Authority, farmout, overriding royalty and royalty interests, net profit interests, oil payments, production payment interests and similar interests in Hydrocarbons, including any reserved or residual interests of whatever nature.

      "HYDROCARBONS" means, collectively, oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products refined, separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

      "INCLUDING" means including without limiting the generality of any description preceding such term. For purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

      "INDEBTEDNESS" of any Person means, without duplication: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities; (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;
(e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of Property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on Property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person under any "off balance sheet" transactions, synthetic leases or operating leases; and (g) all Contingent Liabilities of such Person with respect to any of the foregoing. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

      "INDEMNIFIED LIABILITIES" is defined in Section 10.4.

      "INDEMNIFIED PARTIES" is defined in Section 10.4.

      "INTEREST PERIOD" means, relative to any Eurodollar Loans, the period beginning on (and including) the date on which such Eurodollar Loan is made or continued as, or converted into, a Eurodollar Loan pursuant to Section 2.3 or
2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two or three months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five (5) different dates; (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration; (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and (d) no Interest Period may end later than the date set forth in clause (a) of the definition of "Revolving Credit Termination Date".

      "INVESTMENT" means, relative to any Person, (a) the making of any deposit with, or advance, loan or extension of credit by such Person to any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding commission, travel and similar advances to officers and employees made in the ordinary course of business); (b) any Contingent Liability of such Person; and (c) any acquisition (whether for cash, property, services, securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale). The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

      "LENDER" is defined in the preamble, and "LENDERS" means the Lender and its permitted successors and assigns hereunder who, at the time in question, are the holders of any of the Loans.

      "LIEN" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien, charge or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment, bailment or margin account for security purposes or (ii) production payments and the like which constitute Indebtedness, payable out of Oil and Gas Properties. The term "LIEN" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

      "LOAN" is defined in Section 2.1.1.

      "LOAN DOCUMENT" means, collectively, (a) this Agreement, each Security Document, each Note, each Affirmation of Obligations, each Hedging Agreement between Borrower and any of its Subsidiaries and any Hedging Counterparty and each Borrowing Request, together, in each case, with all exhibits, schedules and attachments thereto; and (b) all other agreements, documents or instruments from time to time executed or delivered in connection with or pursuant to any of the foregoing.

      "MARGIN STOCK" means "margin stock" within the meaning of Regulation U.

      "MATERIAL ADVERSE EFFECT" means any material and adverse effect (a) on (i) the business, condition (financial or otherwise), operations or properties of the Borrower or the Borrower and its Subsidiaries (taken as a whole) or (ii) the ability of the Borrower or any other Obligor to perform its obligations under any of the Loan Documents to which it is a party or (b) that purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Documents.

      "MMBTu" means one million British thermal units.

      "MORTGAGE" means each Mortgage, Deed of Trust, Assignment, Security Agreement and Financing Statement executed and delivered pursuant to the Loan Documents, executed and delivered by the Borrower or any Obligor, as the case may be, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents.

      "MORTGAGED PROPERTY" means any Oil and Gas Property with respect to which a Lien is granted pursuant to a Mortgage.

      "NEG" means National Energy Group, Inc., a Delaware corporation.

      "NEG GUARANTEED PAYMENT" means any "Guaranteed Payment" (as defined in the NEG Holding Operating Agreement) payable to NEG by NEG Holding pursuant to
Section 6.5 of the NEG Holding Operating Agreement.

      "NEG HOLDING" means NEG Holding LLC, a Delaware limited liability company.

      "NEG HOLDING GUARANTY" means the Guaranty dated as of the Effective Date, executed by NEG Holding in favor of the Administrative Agent, together with any amendments, renewals, restatements or other modifications thereof from time to time.

      "NEG HOLDING OPERATING AGREEMENT" means that certain Operating Agreement for NEG Holding LLC dated as of May 1, 2001, by and between NEG and Gascon, as amended by that certain Assignment and Assumption Agreement entered into by and among AREP Oil & Gas LLC (as successor to AREP NEG/MP LLC), Gascon Partners and certain of their Affiliates on June 30, 2005.

      "NEG MANAGEMENT AGREEMENT" means that certain Second Amendment to Management Agreement dated as of April 5, 2004, by and among NEG, the Borrower and NGX Energy.

      "NEG MANAGEMENT FEE" means any "Fee" as defined in Section 3.1 of the NEG Management Agreement.

      "NEG OPERATING LLC OPERATING AGREEMENT" means that certain Operating Agreement of NEG Operating LLC dated as of May 1, 2001, executed by NEG Holding.

      "NGX ENERGY" means NGX Energy Limited Partnership, a Delaware limited partnership.

      "NGX GP" means NGX GP of Delaware, a Delaware limited liability company.

      "NGX LP" means NGX LP of Delaware, a Delaware limited liability company.

      "NOTE" means a promissory note of the Borrower payable to any Lender (as such promissory note may be amended, endorsed or otherwise modified from time to time), and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "OBLIGATIONS" means (without duplication), at any time, the sum of (a) all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document plus (b) all Hedging Obligations in connection with all Hedging Agreements between the Borrower or any of its Subsidiaries and any Hedging Counterparty plus (c) all other obligations (monetary or otherwise) of the Borrower or any Subsidiary to any Lender or any Agent, whether or not contingent, arising under or in connection with any of the Loan Documents.

      "OBLIGOR" means the Borrower, any Guarantor or any other Person (other than any of the Agents or any Lender) obligated under any Loan Document.

      "OIL AND GAS BUSINESS" means (a) the acquisition, exploration, exploitation, development, operation, management and disposition of Hydrocarbon Interests and Hydrocarbons; (b) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such Hydrocarbon Interests or such other interests, including, without limitation, the marketing of Hydrocarbons obtained from unrelated Persons; (c) any business relating to exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith; and (d) any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (a) through (c) of this definition.

      "OIL AND GAS PROPERTIES" means Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interest; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Property in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

      "OPA" means the Oil Pollution Act of 1990, as amended from time to time.

      "ORGANIC DOCUMENTS" means, for any Person, its articles of incorporation, association, formation or incorporation (or comparable document), its by-laws, certificate of formation, regulations, limited liability company agreement, or similar governing document and all shareholder, membership, partnership or other similar agreements, voting trusts and similar arrangements.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "PENSION PLAN" means a "pension plan," as defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

      "PERCENTAGE" means, with respect to any Lender, the percentage of the Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Percentages shall be determined based upon the most recent Commitments, giving effect to any assignments made in accordance with
Section 10.12 or any increases or decreases in Commitments made in accordance with this Agreement.

      "PERMITTED NEG AFFILIATE TRANSACTIONS" means transactions with Affiliates permitted as of the Closing Date pursuant to the NEG Operating LLC Operating Agreement, the NEG Holding Operating Agreement and the NEG Management Agreement (including without limitation the NEG Guaranteed Payment).

      "PERSON" means any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

      "PLAN" means any Pension Plan or Welfare Plan.

      "PLEDGE AGREEMENT" means each Pledge Agreement and Irrevocable Proxy, executed and delivered pursuant to the Loan Documents, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents.

      "PROPERTY" means all property of any kind, name or nature, real or personal, tangible or intangible, legal or equitable, whether now owned or hereafter acquired.

      "PROVEN RESERVES" means collectively, "proved oil and gas reserves," "proved developed producing oil and gas reserves," "proved developed non-producing oil and gas reserves" (consisting of proved developed shut-in oil and gas reserves and proved developed behind pipe oil and gas reserves), and "proved undeveloped oil and gas reserves," as such terms are defined by the SEC in its standards and guidelines.

      "QUARTERLY PAYMENT DATE" means the last day of each March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day.

      "REGULATION U" means any of Regulations T, U or X of the F.R.S. Board from time to time in effect, and any successor or other regulations or official interpretations of the F.R.S. Board or any successor Person, relating to the extension of credit for the purpose of purchasing or carrying Margin Stock and that is applicable to member banks of the Federal Reserve System or any successor Person.

      "RELEASE" means a "release," as defined in CERCLA.

      "REQUIRED CLOSING DATE HEDGES" means the Hedging Agreements described in
Schedule II.

      "REQUIRED LENDERS" means the Lenders at any time holding Commitments in the aggregate greater than or equal to seventy-five percent (75%) of the Commitments under the Loan Documents, or, if the Commitments have been terminated, an aggregate amount greater than or equal to seventy-five percent (75%) of the then current aggregate principal amount of all outstanding Loans.

      "REVOLVING CREDIT TERMINATION DATE" means the earliest of (a) the Stated Maturity Date; (b) the date on which the Commitments have terminated; and (c) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described in clause (c), the Commitments shall terminate automatically and without further action.

      "SEC" means the United States Securities and Exchange Commission and any successor Governmental Authority.

      "SECURED PARTIES" means (a) each Lender, (b) each Agent, (c) each Hedging Counterparty, and (d) the AREP Agent, in its capacity as pledgee of the rights of AREP O&G in all of its capacities hereunder.

      "SECURITY AGREEMENT" means each Security Agreement executed and delivered pursuant to the Loan Documents, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents.

      "SECURITY DOCUMENT" means any Pledge Agreement, Guaranty, Security Agreement or Mortgage, and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.1, Section 7.1.6, or any other provision of this Agreement.

      "SHANA NATIONAL" means Shana National LLC, a Delaware limited liability company, and its successors and assigns.

      "STATED MATURITY DATE" means the earlier to occur of (i) the date on which the Borrower and its Subsidiaries become guarantors under the AREP O&G Facility and (ii) December 20, 2010.

      "SUBORDINATED DEBT" means all unsecured Indebtedness of the Borrower or its Subsidiaries after the date of this Agreement that is owing to AREP O&G for money borrowed and which is subordinated, in such amounts, and upon terms and conditions satisfactory to, the Agents and the Lenders, in right of payment to the payment in full in cash of all Obligations.

      "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date any corporation, limited liability company, partnership (limited or general), association or other entity (a) of which Equity Interests representing more than 50% or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated herein, each reference to the term "SUBSIDIARY" means a Subsidiary of the Borrower.

      "SUBSIDIARY GUARANTY" means each Guaranty in favor of the Administrative Agent, executed and delivered by a Subsidiary pursuant to the Loan Documents, as amended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents.

      "TAXES" is defined in Section 4.6.

      "TERMINATION EVENT" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Section 4043(c)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(c) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) or 4043(b)(4) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041(c) of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which could reasonably be expected to result in the termination of, or the appointment of a trustee to administer, any ERISA Plan under Section 4042 of ERISA.

      "TOTAL INTEREST EXPENSE" means with respect to any period for which a determination thereof is to be made, the sum, without duplication, of (i) the aggregate amount of all interest accrued (whether or not paid) on all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis plus
(ii) the portion of any Capitalized Lease Liabilities allocable to interest expense in accordance with GAAP. Total Interest Expense shall be calculated quarterly at the end of each fiscal quarter on a rolling four quarter basis.

      "TRANSFER" is defined in Section 7.2.10.

      "TYPE" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a Eurodollar Loan.

      "UCC SEARCHES" means central and local current financing statement and Lien searches from each state in which any Collateral is located, and such other jurisdictions as the Collateral Agent may request, covering the Borrower and each Guarantor, together with copies of all financing statements listed in such searches.

      "UNITED STATES" or "U.S." means the United States of America, its fifty States and the District of Columbia.

      "UNUSED AVAILABILITY" means at any time an amount equal to the excess of
(i) the Commitments less (ii) the outstanding Loans.

      "WELFARE PLAN" means a "welfare plan," as defined in section 3(1) of ERISA.

      "WHOLLY-OWNED SUBSIDIARY" means, as to any Person, any Subsidiary of which all of the outstanding shares of Equity Interests on a fully-diluted basis, are owned by such Person or one or more of its Wholly-Owned Subsidiaries or by such Person and one or more of its Wholly-Owned Subsidiaries. Unless otherwise indicated, each reference to the "Wholly-Owned Subsidiary" means a Wholly-Owned Subsidiary of the Borrower.

      SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, provided such successors and assigns are permitted by the Loan Documents, (c) the words "HEREIN," "HEREOF," "HERETO," "HEREUNDER" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document. and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

      SECTION 1.3. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP.

                                   ARTICLE II

                  THE COMMITMENTS, BORROWING PROCEDURES, NOTES

      SECTION 2.1. Loan Balance and Commitments. Borrower and Lender acknowledge and agree that, as of the Closing Date, after giving effect to any transactions occurring on the Closing Date, the outstanding unpaid principal balance of the Loans is

$132,357,634.29. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make additional Loans, as described in this Section 2.1.

      SECTION 2.1.1. Loan Commitment. Each Lender hereby severally agrees to make loans to the Borrower (relative to such Lender, and of any type, each a "LOAN" and collectively its "LOANS") from time to time on any Business Day occurring prior to the Revolving Credit Termination Date, equal to its Percentage of the aggregate amount of the Borrowing requested by the Borrower to be made on such Business Day, such Loans being in an aggregate amount never to exceed the lesser of (i) the aggregate Commitments or (ii) the then-current Borrowing Base. The commitment of each Lender described in this Section 2.1.1 is herein referred to as its "COMMITMENT." On the terms and conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans.

      SECTION 2.1.2. Lenders Not Permitted or Required to Make Loans. Notwithstanding anything herein or in any other Loan Document to the contrary, no Lender shall be permitted or required to make any Loan and the Borrower shall not be permitted to reduce the Commitments, after giving effect thereto, (a) the aggregate outstanding principal amount of all Loans of all Lenders would exceed the lesser of (i) the Commitments or (ii) the then-current Borrowing Base, or
(b) the aggregate outstanding principal amount of all Loans of such Lender would exceed such Lender's Percentage of the Commitments.

      SECTION 2.2. Reduction of Commitments. The Borrower may not voluntarily reduce the Commitments.

      SECTION 2.3. Borrowing Procedures for Loans. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days prior to the date such Borrowing is to be made or (b) in the case of a Base Rate Borrowing, not later than 10:00 a.m., New York City time, one (1) Business Day prior to the date such Borrowing is to be made. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000 (including any continuation or conversion of existing Loans pursuant to Section 2.4 made in connection therewith). At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000 (including any continuation or conversion of existing Loans pursuant to Section 2.4 made in connection therewith); provided that a Base Rate Borrowing may be in an aggregate amount that is equal to the entire unused amount of the Commitments, if less. The Administrative Agent at its option may accept telephonic requests for Loans, provided that such acceptance shall not constitute a waiver of the Administrative Agent's right to delivery of a Borrowing Request in connection with subsequent Loans. Each such telephonic Borrowing Request for a Loan by the Borrower shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request. On the terms and subject to the conditions of this Agreement, each Borrowing comprised of Loans shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. Borrowings of more than one type may be outstanding at the same time; provided that there shall not at any time be more than a total of five (5) Eurodollar Borrowings outstanding. On or before 11:00 a.m. New York time on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

      SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not fewer than three (3) nor more than five (5) Business Days' notice that all, or any portion of any Loans, subject to the requirements of Section 2.3, be, in the case of Base Rate Loans, converted into Eurodollar Loans, and in the case of Eurodollar Loans, be converted on the last day of the then current interest period into a Base Rate Loan or continued as a Eurodollar Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Loan at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders to the Borrower, and
(ii) no portion of the outstanding principal amount of any Loans may be so continued as, or be so converted into, Eurodollar Loans when any Event of Default has occurred and is continuing.

      SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurodollar Loans hereunder by causing a domestic or foreign branch or an Affiliate (or an international banking facility created by such Lender) to make or maintain such Eurodollar Loan; provided, however, that such Eurodollar Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligations of the Borrower to repay such Eurodollar Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility.

      SECTION 2.6. Notes. Each Lender's Loans under its Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the Commitments. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid or otherwise in its records), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

      SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Revolving Credit Termination Date. Prior thereto, the Borrower:

            (a) may not make any voluntary prepayment of the Loans that would reduce the outstanding principal balance thereof to less than $150,000,000;

            (b) shall, on each date when (i) any reduction in or termination of the Commitments shall become effective or (ii) the outstanding aggregate principal amount of all Loans exceeds the Commitments, make a mandatory prepayment in an amount at least equal to the aggregate, outstanding principal amount of all Loans in excess of the Commitments as reduced or terminated, and, if such mandatory prepayment was not sufficient to reduce the unpaid principal balance of the Loans to an amount that does not exceed the Commitments as reduced or terminated, such prepayments to be in an amount equal to the excess, if any, of the aggregate, outstanding principal amount of all Loans over the Commitments as so reduced or terminated; and

            (c) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated.

Each prepayment of any Loan made pursuant to this Section 3.1 shall be without premium or penalty, except as may be required by Section 4.4. No voluntary prepayment of principal of any Loans shall cause a reduction in the Commitments. All amounts paid pursuant to this Section 3.1 shall be applied first as prepayments on the Loans.

      SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable by the Borrower in accordance with this Section 3.2.

      SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum: (a) on that portion maintained from time to time as a Base Rate Loan, equal to the Adjusted Base Rate; (b) on that portion maintained as a Eurodollar Loan, during each Interest Period applicable thereto, equal to the Adjusted Eurodollar Rate for such Interest Period, provided that no interest shall accrue on any portion of the then outstanding Loan (or portion thereof) to the extent the Borrower has delivered cash collateral to the Collateral Agent securing such Loan (or portion thereof).

      All Eurodollar Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Loan.

      SECTION 3.2.2. Post-Default Rates. After the date (after giving effect to any grace period) any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, or after the occurrence of any other Event of Default the Borrower shall pay, but only to the extent permitted by Governmental Rule, interest (after as well as before judgment) at a rate per annum equal to the sum of (x) the Adjusted Base Rate from time to time in effect for Base Rate Loans plus (y) 2%.

      SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication by the Borrower: (a) on the Stated Maturity Date therefor; (b) on the date of any payment or prepayment or cash collateralization in accordance with the proviso in Section 3.2.1, in whole or in part, of principal outstanding on such Loan; (c) with respect to Base Rate Loans, in arrears on the last Business Day of each calendar month occurring after the Effective Date; (d) with respect to Eurodollar Loans, in arrears on the last day of each applicable Interest Period; (e) with respect to any Base Rate Loans converted into Eurodollar Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and (f) on that portion of any Loans, the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration. Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) or after the occurrence shall be payable by the Borrower upon demand.

                                   ARTICLE IV

                  CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS

      SECTION 4.1. Fixed Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Eurodollar Loan of a certain type, the obligations of such Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, promptly be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all such Lenders Eurodollar Loans shall automatically convert into Base Rate Loans at the end of the then-current Interest Periods with respect thereto or sooner, if required by such law or assertion.

      SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Administrative Agent in the Administrative Agent's relevant market; or (b) by reason of circumstances affecting the interbank dollar market generally adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Loans of such type, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, Eurodollar Loans of such type shall promptly be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; and (c) all Eurodollar Loans shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto.

      SECTION 4.3. Increased Eurodollar Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender with respect to, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Eurodollar Loans. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five (5) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower. The Borrower will not be responsible for paying any amounts pursuant to this Section 4.3 accruing more than one hundred eighty (180) days prior to the receipt by the Borrower of the notice referred to in the preceding sentence.

      SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Loan) as a result of (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section
3.1 or otherwise; (b) any Loans not being made as Eurodollar Loans in accordance with the Borrowing Request therefor; or (c) any Loans not being continued as, or converted into, Eurodollar Loans in accordance with the Continuation/Conversion Notice therefor, then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five (5) days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

      SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment, or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

      SECTION 4.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder and under any other Loan Document shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required with respect to any Taxes pursuant to any applicable Governmental Rule, then the Borrower will (a) pay directly to the relevant authority the full amount required to be so withheld or deducted; (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and (c) pay to the Administrative Agent for the account of the Administrative Agent or such Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Administrative Agent or such Lender will equal the full amount the Administrative Agent or such Lender would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

      If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the Administrative Agent, or any Lender, the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, or such Lender for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or such Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of the Administrative Agent or any Lender shall be deemed a payment by the Borrower.

      Each Lender which is organized under the laws of a jurisdiction outside the United States shall, (i) on the day of the initial borrowing from each such Lender hereunder and (ii) from time to time thereafter if requested by the Borrower or the Administrative Agent, provide the Administrative Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the other Loan Documents or other documents satisfactory to such Lender, the Borrower and the Administrative Agent and indicating that all payments to be made to such Lender hereunder and under the other Loan Documents are not subject to United States withholding tax. Unless the Borrower and the Administrative Agent shall have received such forms or such documents indicating that payments to such Lender hereunder and under the other Loan Documents are not subject to United States withholding tax, the Borrower and the Administrative Agent shall be entitled to withhold United States withholding taxes from such payments at the applicable statutory rate.

      SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower to the Lenders pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment, provided that during the continuance of any Event of Default all such payments shall be made by the Borrower to the AREP Agent. All such payments required to be made to the Agents shall be made, without set off, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds, to such account as the applicable Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "INTEREST PERIOD" with respect to Eurodollar Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

      SECTION 4.8. Sharing of Payments. (a) If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of set off or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 and 4.6) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender with respect to the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.8 may, to the fullest extent permitted by Governmental Rule, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar Governmental Rule, any Lender receives a secured claim in lieu of a set off to which this Section 4.8 applies, such Lender shall, to the extent practicable, exercise its rights with respect to such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.8 to share in the benefits of any recovery on such secured claim.

      SECTION 4.9. Set off. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.8 with respect to the Borrower or any Subsidiary or any other Obligor or, with the consent of the Agents, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set off and application. The rights of each Lender under this Section 4.9 are in addition to other rights and remedies (including other rights of set off under applicable Governmental Rule or otherwise) which such Lender may have.

      SECTION 4.10. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Loans for the Borrower's and its Subsidiaries' general limited liability company, partnership or corporate purposes, including, without limitation, working capital. No part of the proceeds of any Loan will be used, whether directly or indirectly, to acquire any equity security of a class that is registered pursuant to Section 12 of the Exchange Act or any Margin Stock, in violation of Regulation U.

      SECTION 4.11. Maximum Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Borrower to each Lender under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Lender limiting rates of interest which may be charged or collected by such Lender. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the Federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to a Lender then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows:

            (a)   the provisions of this Section 4.11 shall govern and control;

            (b) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Agreement, or under any of the other aforesaid agreements or otherwise in connection with this Agreement by such Lender shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to such Lender herein called the "HIGHEST LAWFUL RATE"), and any excess shall be credited to the Borrower by such Lender (or, if such consideration shall have been paid in full, such excess promptly refunded to the Borrower);

            (c) all sums paid, or agreed to be paid, to such Lender for the use, forbearance and detention of the indebtedness of the Borrower to such Lender hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and

            (d)   if at any time the interest provided pursuant to Section
      3.2 together with any other fees payable pursuant to this Agreement and deemed interest under applicable law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to such Lender pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Lender pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and such fees deemed to be interest equals the amount of interest which would have accrued to such Lender if a varying rate per annum equal to the interest provided pursuant to Section
      3.2 had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section 4.11.

                                   ARTICLE V

                             CONDITIONS TO BORROWING

      SECTION 5.1. Initial Borrowing. The obligations of the Lenders to fund the initial Borrowing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

      SECTION 5.1.1. Agreement and Notes. Each Agent (or its counsel) shall have received (a) an assignment and assumption agreement between each lender under the Original Credit Agreement and Lender hereunder assigning each such lender's rights and obligations under the Original Credit Agreement to Lender, (b) an assignment and assumption between Bank of Texas, N.A., as collateral agent under the Original Credit Agreement, assigning all of its rights and obligations in such capacity under the Original Credit Agreement and the Loan Documents to the Collateral Agent; (b) an assignment and assumption between Mizuho Corporate Bank, Ltd., as administrative agent under the Original Credit Agreement, assigning all of its rights and obligations under the Original Credit Agreement and the Loan Documents to the Administrative Agent (provided that any Liens or other similar rights shall be assigned to Collateral Agent); (c) from each party hereto, a counterpart of this Agreement, signed on behalf of such party and (d) a Note for the account of each Lender, duly executed and delivered by the Borrower.

      SECTION 5.1.2. Organic Documents, Resolutions, etc. Each Agent shall have received from the Borrower and each other Obligor a certificate from an Authorized Officer of such Obligor dated as of the Closing Date and certifying:

            (a) that attached to each such certificate are (i) a true and complete copy of all Organic Documents of such Obligor, as in effect on the date of such certificate and (ii) a true and complete copy of a certificate from the Governmental Authority of the state of such Obligor's organization certifying that such Obligor is duly organized and validly existing in such jurisdiction;

            (b) that attached to such certificate is a true and complete copy of resolutions then in full force and effect, adopted by the board of directors or other governing body of such Obligor, authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it;

            (c) that attached thereto is a true and complete copy of a certificate from the appropriate Governmental Authority of the state of organization or formation, as the case may be, of such Obligor as to the existence and good standing of such Obligor, each dated within thirty (30) days prior to the date of delivery pursuant hereto, and that such certificate of incorporation or certificate of formation, as the case may be, has not been amended since the date of such certified copy; and a true and complete copy of a certificate from the appropriate Governmental Authority of each state (without duplication) as to the good standing of and payment of franchise taxes by the Borrower or each such Obligor, if applicable, dated within thirty (30) days prior to the date of delivery pursuant hereto; and

            (d) as to the incumbency and signatures of those of its officers authorized to act with respect to each Loan Document executed by it,

      upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower or such other Obligor canceling or amending such prior certificate.

      SECTION 5.1.3. Required Closing Date Hedges. Each Agent shall be satisfied that Borrower has in place all Required Closing Date Hedges.

      SECTION 5.1.4. Affirmation of Obligations. Each Agent shall have received from each Obligor an Affirmation of Obligations.

      SECTION 5.1.5. Pledge Agreements; Certificates and Blank Powers.

            (a) The Collateral Agent shall have received a copy of the Pledge Agreement executed and delivered by NEG Holding dated as of the Effective Date, together with the following:

                  (i) confirmation and evidence satisfactory to the Collateral Agent that the security interest in such uncertificated Equity Interest of Borrower has been transferred to and perfected by the Collateral Agent for the benefit of the Lenders by control in accordance with the Uniform Commercial Code, as in effect in the State of New York; and

                  (ii) all documents and instruments, including Uniform Commercial Code Financing Statements (Form UCC-1) and an amendment thereto reflecting the new Collateral Agent as secured party, required by Governmental Rule or reasonably requested by the Administrative Agent or the Collateral Agent, to be filed, registered or recorded to create or perfect the Liens intended to be created under the Pledge Agreement.

            (b) The Collateral Agent shall have received a copy of the Pledge Agreements executed and delivered by NEG, dated as of the Effective Date, together with the following:

                  (i) confirmation and evidence satisfactory to the Administrative Agent or the Collateral Agent that the security interest in such uncertificated Equity Interest of NEG Holding have been transferred to and perfected by the Collateral Agent for the benefit of the Lenders by control in accordance with the Uniform Commercial Code, as in effect in the State of New York; and

                  (ii) all documents and instruments, including Uniform Commercial Code Financing Statements (Form UCC-1) and an amendment thereto reflecting the new Collateral Agent as secured party, required by Governmental Rule or reasonably requested by the Administrative Agent or the Collateral Agent, to be filed, registered or recorded to create or perfect the Liens intended to be created under the Pledge Agreement.

            (c) The Collateral Agent shall have received a copy of the Pledge Agreement executed and delivered by the Borrower, dated as of the Effective Date and amended as of April 5, 2004, together with the following:

                  (i) confirmation and evidence satisfactory to the Administrative Agent or the Collateral Agent that the security interest in such uncertificated Equity Interests of Shana, NGX GP and NGX LP have been transferred to and perfected by the Collateral Agent for the benefit of the Lenders by control in accordance with the Uniform Commercial Code, as in effect in the State of New York; and

                  (ii) all documents and instruments, including Uniform Commercial Code Financing Statements (Form UCC-1) and an amendment thereto reflecting the new Collateral Agent as secured party, required by Governmental Rule or reasonably requested by the Administrative Agent or the Collateral Agent, to be filed, registered or recorded to create or perfect the Liens intended to be created under the Pledge Agreement.

            (d) The Collateral Agent shall have received a copy of the Pledge Agreement executed and delivered by NGX GP and NGX LP dated as of April 5, 2004, together with the following:

                  (i) confirmation and evidence satisfactory to the Administrative Agent or the Collateral Agent that the security interest in such uncertificated Equity Interests of NGX Energy have been transferred to and perfected by the Collateral Agent for the benefit of the Lenders by control in accordance with the Uniform Commercial Code, as in effect in the State of New York; and

                  (ii) all documents and instruments, including Uniform Commercial Code Financing Statements (Form UCC-1) and an amendment thereto reflecting the new Collateral Agent as secured party, required by Governmental Rule or reasonably requested by the Administrative Agent or the

            Collateral Agent, to be filed, registered or recorded to create or perfect the Liens intended to be created under the Pledge Agreement.

      SECTION 5.1.6. Security Agreements and UCC Filings. The Collateral Agent shall have received a copy of each Security Agreement executed and delivered by, the Borrower and each of its Subsidiaries, together with the following:

            (a) executed or authorized Uniform Commercial Code Financing Statements (Form UCC-1) and an amendment thereto reflecting the new Collateral Agent as secured party, and such evidence of filing or arrangements for filing as may be acceptable to the Administrative Agent or the Collateral Agent, naming such Obligor, as applicable, as the debtor and the Collateral Agent as the secured party, or other similar instruments or documents, filed or to be under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent or the Collateral Agent, desirable to perfect the security interest of the Collateral Agent pursuant to such Security Agreement; and

            (b) executed or authorized copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any Collateral described in the Security Agreement previously granted by any Person, and together with such other Uniform Commercial Code Form UCC-3 termination statements as the Administrative Agent or the Collateral Agent may reasonably request.

      SECTION 5.1.7. Mortgages. The Collateral Agent shall have received counterparts of each of the following, in form acceptable to the Collateral Agent and duly executed by the Borrower and any other party thereto named below:

            (a) an assignment of each Mortgage to the Collateral Agent from Bank of Texas, N.A., as collateral agent under the Original Credit Agreement, and

            (b) a restatement of each Mortgage made by the Borrower, the Lender and the Collateral Agent to refer to this Amended and Restated Credit Agreement and to include as additional secured indebtedness the Hedging Obligations.

Either or both of the foregoing documents shall also reflect that the Lenders' rights under such restated Mortgage have been collaterally assigned by AREP Oil & Gas to the AREP Agent.

      SECTION 5.1.8. Priority; Security Interest. The Collateral shall be free and clear of all Liens, except Liens permitted by Section 7.2.3. All filings, notices, recordings and other action necessary to perfect the Liens in the Collateral shall have been made, given or accomplished or arrangements for the completion thereof satisfactory to the Collateral Agent and its counsel shall have been made and all filing fees and other expenses related to such actions either have been paid in full or arrangements have been made for their payment in full which are satisfactory to the Collateral Agent.

      SECTION 5.1.9. UCC and Lien Searches. The Collateral Agent shall have received (i) the UCC Searches, all dated reasonably close to the Closing Date, in the discretion of the

Collateral Agent and in form and substance satisfactory to the Collateral Agent and (ii) evidence reasonably satisfactory to the Collateral Agent that the Liens indicated by the financing statements in such UCC Searches are permitted by
Section 7.2.3 or have been released.

      SECTION 5.1.10. Satisfactory Review and Legal Form. All legal matters in connection with this Agreement and the consummation of the transaction contemplated hereby and by the other Loan Documents shall be approved by each Agent and its legal counsel, and there shall have been furnished to each Agent by the Borrower, at the Borrower's expense, such agreements, opinions of counsel, title opinions, and other records and information, in form, substance, scope and methodology satisfactory to each Agent in its sole discretion, as it may reasonably have requested for that purpose.

      SECTION 5.1.11. Other Documents. Each Agent shall have received such other legal opinions, instruments and documents as any of the Agents or their counsel may have reasonably requested.

      SECTION 5.2. All Borrowings. The obligation of each Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

      SECTION 5.2.1. Representations and Warranties, No Default. Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.4 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof), the following statements shall be true and correct:

            (a) the representations and warranties of the Borrower and each other Obligor set forth in the Loan Documents shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

            (b)   no Default shall have occurred and be continuing.

      SECTION 5.2.2. Borrowing Request. The Collateral Agent shall have received a Borrowing Request for such Borrowing. The delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that, on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof), all representations and warranties of the Borrower and each other Obligor set forth in the Loan Documents are true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

      SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Obligor shall be satisfactory in form and substance to each Agent and its counsel, and each Agent and its counsel shall have received all information, approvals, opinions, title opinions, documents or instruments as either Agent or its counsel may reasonably request.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Agents and the Lenders to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Agents and the Lenders as set forth in this Article VI.

      SECTION 6.1. Existence, etc. Each Obligor is a corporation, partnership or limited liability company validly organized and existing and in good standing under the laws of the State of its organization, incorporation or formation. Each Obligor is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification. Each Obligor has full power and authority, and holds all requisite governmental licenses, permits and other approvals, (i) to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party, and (ii) to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

      SECTION 6.2. Due Authorization. Each Obligor has all necessary power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by each Obligor of the Loan Documents to which it is a party, have been duly authorized by all necessary action on its part; and the Loan Documents constitute the legal, valid and binding obligations of each Obligor thereto, enforceable in accordance with their terms, except to the extent that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights.

      SECTION 6.3. Non-Contravention. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Effective Date under, the respective Organic Documents of any Obligor, or any Governmental Rule or any material agreement or instrument to which any Obligor is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of any Obligor pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

      SECTION 6.4. Government Approval, Regulation, etc. Except for filings necessary to perfect Liens created under the Loan Documents, no Governmental Approvals or third party consents are necessary for the execution, delivery or performance by any Obligor of the Loan Documents or for the validity or enforceability thereof.

      SECTION 6.5. No Material Adverse Change. Since December 31, 2004,

            (a) there has been no change or event which could reasonably be expected to have a Material Adverse Effect, nor

            (b) neither the business nor the Property of the Borrower, any Subsidiary or any other Obligor has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

      SECTION 6.6. Litigation, Labor Controversies, etc. There is no pending or, to the Borrower's knowledge, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any Subsidiary, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, except as disclosed in Item 6.7 of the Disclosure Schedule. There are no outstanding judgments against the Borrower or any Subsidiary.

      SECTION 6.7. Subsidiaries. On the Closing Date, neither the Borrower nor any other Obligor has any Subsidiaries except those Subsidiaries identified in
Item 6.8 of the Disclosure Schedule.

      SECTION 6.8. Location of Business and Offices. The Borrower's state of organization, state identification number, principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement or as otherwise disclosed in writing to the Collateral Agent and its Federal Taxpayer Identification Number is 75-2958833. The state of organization, organizational number, principal place of business, chief executive office and Federal Tax Payer Identification Number of each Subsidiary are described in Item 6.8 of the Disclosure Schedule or as otherwise disclosed in writing to each Agent.

      SECTION 6.9. Properties, etc.

            (a) Each of the Borrower and its Subsidiaries has good and defensible title to, or valid leasehold interests in, its Mortgaged Properties and its other material (individually or in the aggregate) Properties, free and clear of all Liens, and free and clear of all limitations and restrictions on, and consent requirements for, disposition or transfer, except as permitted pursuant to Section 7.2.3. Other than those Subsidiaries of the Borrower that are executing a Mortgage pursuant to this Agreement, no Subsidiary of the Borrower owns any real property. Except as set forth in Item 6.10 of the Disclosure Schedule, after giving full effect to the Permitted Liens, the Borrower owns the net interests in production attributable to the Hydrocarbon Interests that are Collateral and the ownership of such Properties shall not obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each such Property.

            (b) All leases and agreements necessary for the conduct of the business of the Borrower and its Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower and its Subsidiaries.

            (c) The rights, Mortgaged Properties and other assets currently owned, leased or licensed by the Borrower and its Subsidiaries, including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit the Borrower and its Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

            (d) All of the assets and Properties of the Borrower and its Subsidiaries that are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

      SECTION 6.10. Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by Governmental Rule to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

      SECTION 6.11. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

      SECTION 6.12. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 6.13. Environmental Warranties.

            (a) The Borrower and each Subsidiary and all of their respective Properties and operations are in compliance in all respects with all Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect; neither the Borrower nor any Subsidiary is aware of, and none of the Borrower or any of its Subsidiaries has received notice of, any past, present or future conditions, events, activities, practices or incidents which may interfere with or prevent the compliance or continued compliance of any of them with all Environmental Laws;

            (b) There have been no past, and there are no pending or, to the knowledge of the Borrower, threatened, (i) claims or complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law by the Borrower or any of its Affiliates, or (ii) complaints, notices or inquiries to the Borrower or any of its Affiliates regarding potential liability under any Environmental Law;

            (c) Except as could not reasonably be expected to have a Material Adverse Effect, there have been no Releases of Hazardous Materials at, on or under any Property now or previously owned or leased by the Borrower or any of its Subsidiaries;

            (d) Except where the failure to take such actions would not have a Material Adverse Effect: (i) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a Hazardous Material into the environment, have been duly obtained or filed, and (ii) the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

            (e) no Property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned Property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

            (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any Property now or previously owned or leased by the Borrower or any of its Subsidiaries;

            (g) neither the Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

            (h) Except as could not reasonably be expected to have a Material Adverse Effect, there are no polychlorinated biphenyls or friable asbestos present at any Property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower; and

            (i) Except as could not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Borrower, no conditions exist at, on or under any Property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law.

      SECTION 6.14. Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans will be used for a purpose that violates, or would be inconsistent with, Regulation U.

      SECTION 6.15. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any other Obligor in writing to the Collateral Agent, the Collateral Agent or any Lender for purposes of or in connection with this Agreement, any Loan Document or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of any Obligor to the Collateral Agent, the Collateral Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by to the Collateral Agent, the Collateral Agent or such

Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading. There is no fact existing with respect to the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to each Agent by or on behalf of the Borrower or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

      SECTION 6.16. Defaults. Neither the Borrower nor any Subsidiary is in default, nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default, under any material agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound in any material respect. No Default hereunder has occurred and is continuing.

      SECTION 6.17. Compliance with Law. Neither the Borrower nor any Subsidiary has violated any Governmental Rule or failed to obtain any Governmental Approval necessary for the ownership of any of its Properties or the conduct of its business which could reasonably be expected to have a Material Adverse Effect. The Oil and Gas Properties (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable Governmental Rules of all Governmental Authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties, except to the extent the same could not reasonably be expected to have a Material Adverse Effect.

      SECTION 6.18. Direct Benefit. The Borrowings hereunder are or will be, as applicable, for the direct benefit of the Borrower. The Borrower and each of the Guarantors are engaged as an integrated group in the business of oil and gas exploration and related fields, and any benefits to any such Obligor is a benefit to all of them, both directly or indirectly, inasmuch as the successful operation and condition of any such Obligor is dependent upon the continued successful performance of the functions of the integrated group as a whole.

      SECTION 6.19. Use of Proceeds. The proceeds of the Loans shall be used in accordance with the purposes set forth in Section 4.10.

      SECTION 6.20. Priority; Security Matters. The Obligations are and shall be at all times secured by Liens in all Collateral to the extent perfection has or will occur by the filing of a UCC financing statement in the States of Texas and Oklahoma, if applicable, the filing of a Mortgage in real property records of the parish or county in which such real property or fixtures are located (or adjacent in the case of properties located on the Outer Continental Shelf), or by possession, and, except for Liens permitted by Section 7.2.3, all such Liens shall be first priority Liens, subject only to Permitted Liens.

                                   ARTICLE VII

                                    COVENANTS

      SECTION 7.1. Affirmative Covenants. The Borrower agrees with Collateral Agent, the Collateral Agent and the Lenders that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will, and will cause its Subsidiaries to, perform the obligations set forth in this Section 7.1.

      SECTION 7.1.1. Notices, etc. The Borrower will furnish, or will cause to be furnished, to the Agents for distribution to the Lenders, copies of the following notices and information:

            (a) Default. Immediately upon the Borrower learning of the occurrence of any Default or anything that could reasonably be expected to have a Material Adverse Effect, a statement of an Authorized Officer of the Borrower setting forth details of such Default or Material Adverse Effect and the action that the Borrower or such other Obligor has taken and proposes to take with respect thereto.

            (b) Litigation. Promptly upon the Borrower learning of (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.6 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.6, notice thereof and copies of all documentation relating thereto.

            (c)   Notice of Dispositions of Properties.

                  (i) Promptly upon the disposition of any Oil and Gas Properties or Equity Interests pursuant to Section 7.2.10 or otherwise, and in any event within five (5) Business Days of such disposition, the Borrower shall provide each Agent with written notice of such disposition, setting forth a description of the Oil and Gas Properties or Equity Interests so disposed of and the proceeds received in connection with such disposition.

                  (ii) Prior to the disposition of any Oil and Gas Properties pursuant to Section 7.2.10(c), the Borrower shall give each Agent written notice at least 10 days prior to the date of such disposition which sets out the proceeds to be received by the Borrower or any of its Subsidiaries from such disposition and certifies that no Default exists or would result from such disposition.

            (d) Notice of Material Adverse Change. As soon as possible and in any event within five (5) days after the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect.

            (e) Other. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Agent or any Lender may from time to time reasonably request, including, without limitation, such information as may be required by Lender in order to comply with its obligations as borrower under the AREP O&G Facility.

      SECTION 7.1.2. Compliance with Laws, Maintenance of Existence, etc. The Borrower will and will cause each of its Subsidiaries to:

            (a) comply in all material respects with all applicable laws, rules, regulations and orders;

            (b) do all things necessary and proper to maintain and preserve its respective corporate or other existence and franchises and privileges in the jurisdiction of its formation and qualify and remain qualified as a foreign entity authorized to do business in each jurisdiction in which it conducts business; and

            (c) pay, before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or upon its Property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Borrower will conduct, and will cause each Subsidiary to conduct, its business in an orderly and efficient manner in accordance with good business practices.

      SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its and their respective Properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times and otherwise do all other things necessary to keep unimpaired, except for Liens permitted in Section 7.2.3, its rights with respect to its Oil and Gas Properties and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Oil and Gas Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts and except for dispositions of Property permitted by Section 7.2.10. The Borrower will, and will cause each of its Subsidiaries to, operate its and their respective Oil and Gas Properties or cause or make reasonable efforts to cause such Oil and Gas Properties to be operated in a reasonable and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all applicable laws, rules, regulations and orders of any applicable Governmental Authority.

      SECTION 7.1.4. Insurance.

            (a) The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its and its Subsidiaries' Properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of either Agent, furnish to the Agents and the Lenders at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section 7.1.4(a). Each insurance policy covering Collateral shall provide that such policy will not be canceled or reduced without thirty (30) days' prior written notice to the Collateral Agent. In the event an Event of Default occurs and continues for a period of thirty (30) consecutive days, the Borrower will cause, within five (5) days, each insurance policy covering Collateral to name the Collateral Agent as additional insured and loss payee for the benefit of itself, the Agents and the Lenders.

            (b) NEG will maintain or cause to be maintained with responsible insurance companies insurance with respect to its and its Subsidiaries' Properties and business (including business interruption insurance) relating to the Borrower against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of either Agent, furnish to each Lender and each Agent at reasonable intervals a certificate of an Authorized Officer of NEG setting forth the nature and extent of all insurance maintained by NEG and its Subsidiaries in accordance with this Section 7.1.4(b).

      SECTION 7.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Administrative Agent, the Collateral Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's and its Subsidiaries financial matters with each Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate or organizational records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the Administrative Agent's, the Collateral Agents or any Lender's exercise of its rights pursuant to this Section 7.1.5.

      SECTION 7.1.6. Delivery of Security Documents; Perfection and Protection of Security Interests and Liens; Additional Subsidiaries.

            (a) The Borrower agrees to deliver and to cause its Subsidiaries to deliver, to further secure the Obligations whenever requested by the Collateral Agent, any Security Documents, financing statements, continuation statements, extension agreements and other similar agreements or instruments (in addition to those delivered on the Effective Date) in form and substance satisfactory to the Collateral Agent for the purpose of granting, confirming and perfecting first and prior liens or security interests in any real or personal Property which is at such time Collateral or that was intended to be Collateral pursuant to any Loan Document previously executed and not then released by the Collateral Agent; or Equity Interests in each Subsidiary of the Borrower; provided, however, that the Borrower and its Subsidiaries shall at all times maintain in effect in favor of the Collateral Agent such Mortgages as are necessary to grant, confirm and perfect first and prior liens or security interests in at least ninety percent (90%) of the net present value of the Oil and Gas Properties of the Borrower and its Subsidiaries; and provided, further, however, that in the event that the Hydrocarbon Interests on which the Collateral Agent has a first priority perfected Lien shall constitute less than ninety percent (90%) of the net present value of the Oil and Gas Properties of the Borrower and its Subsidiaries, the Borrower shall promptly notify the Administrative Agent and the Collateral Agent and execute or cause to be executed additional Mortgages necessary to increase such percentage to at least ninety percent (90%) Oil and Gas Properties of the Borrower and its Subsidiaries, as determined by the Collateral Agent in its reasonable discretion. The Borrower also agrees to deliver, and to cause its Subsidiaries to deliver, whenever requested by the Collateral Agent, favorable title opinions (in addition to those required to be delivered under Article V) from legal counsel acceptable to the Collateral Agent, or favorable title insurance policies from insurers acceptable to the Collateral Agent with respect to any Collateral as to which the Collateral Agent believes that the record ownership of such Collateral, or the status of Liens securing Obligations, is in question, based upon abstract or record examinations to date acceptable to the Collateral Agent, and (i) stating that the Borrower has good and marketable title to such properties and interest, free and clear of all Liens except for Liens permitted pursuant to Section 7.2.3; (ii) confirming that such properties and interest are subject to Security Documents securing Obligations that constitute and create legal, valid and duly perfected Liens to such properties and interests and the proceeds thereof, and (iii) covering such other matters as the Collateral Agent may request.

            (b) The Borrower will and will cause its Subsidiaries to from time to time deliver or cause to be delivered to the Collateral Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by the relevant Person, in form and substance satisfactory to the Collateral Agent, which the Collateral Agent requests for the purpose of perfecting, confirming or protecting any Liens or other rights in Collateral.

            (c) The Borrower hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Borrower or any other Obligor where permitted by law. A carbon, photographic or other reproduction of the Security Documents or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Collateral Agent will send the Borrower any financing or continuation statements it files without the signature of the Borrower or any other Obligor and the Collateral Agent will send Borrower the filing or recordation information with respect thereto.

            (d) The Borrower will furnish to the Collateral Agent promptly, and in any event within thirty (30) days upon becoming aware of the following changes, written notice of any change (i) in any Subsidiary's corporate name or in any trade name used to identify such Subsidiary in the conduct of its business or in the ownership of its Properties, (ii) in the location of any Subsidiary's jurisdiction of organization, (iii) in any Subsidiary's identity or corporate structure, and (iv) in any Obligor's Federal Taxpayer Identification Number, including, without limitation, information regarding the time of such relocation, the items being relocated and the intended new locality of such items. Borrower also agrees to provide to the Collateral Agent, from time to time upon reasonable request of the Collateral Agent, information which is in the possession of the Borrower or its Subsidiaries or otherwise reasonably obtainable by any of them, reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents. The Security Documents shall remain in effect at all times unless otherwise released pursuant to the terms of this Agreement.

            (e) If any additional Subsidiary of the Borrower is formed or acquired after the Closing Date, the Borrower will notify the Agents and the Lenders thereof. The

      Borrower will (i) cause any Subsidiary to execute a Guaranty within 30 days after such Subsidiary is formed or acquired and (ii) pledge, or cause any Subsidiary to pledge, all Equity Interests in such newly determined Subsidiary pursuant to a Pledge Agreement.

            (f) The Original Credit Agreement was secured by a pledge and security interest heretofore made by Lender covering its Equity Interests in NEG Holding. The parties acknowledge and agree that such pledge and security interest has terminated and is not collaterally assigned or pledged to Collateral Agent.

      SECTION 7.1.7. Use of Proceeds. The Borrower and its Subsidiaries will use the proceeds of the Loans only in accordance with the purposes set forth in
Section 4.10.

      SECTION 7.1.8. Title to Oil and Gas Properties. The Borrower shall, and shall cause each Subsidiary to, maintain good and defensible title to its material (individually or in the aggregate) Oil and Gas Properties, including, the Mortgaged Properties, if any, and to do all things reasonably necessary to cure any material title defects that are not Liens permitted by Section 7.2.3 of which the Borrower or any Subsidiary has knowledge or has been provided notice.

      SECTION 7.2. Negative Covenants. The Borrower agrees with each Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will, and will cause its Subsidiaries to, perform the obligations set forth in this Section 7.2.

      SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity except the Oil and Gas Business.

      SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable with respect to any Indebtedness other than the following, without duplication:

            (a) Indebtedness with respect to the Loans and other Obligations (including Obligations under Hedging Agreements);

            (b) Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding which is incurred by the Borrower or any of its Subsidiaries to a vendor of any assets to finance the acquisition of such assets;

            (c) unsecured accounts payable by the Borrower incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities) which are not more than 90 days past due;

            (d) Indebtedness with respect to Capitalized Lease Liabilities in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

            (e) Indebtedness of the Borrower with respect to Hedging Obligations; provided, that (i) such Hedging Obligations with respect to commodities (including oil and gas) do not exceed volumes with respect to any year in excess of eighty percent (80%) of the projected production attributable to the Borrower's then proved developed producing Oil and Gas Properties with respect to such year, and are not with respect to forward sales of production, and are included to protect the Borrower against price fluctuations and are not entered into for the purpose of speculative investments; (ii) any Hedging Obligations with respect to interest rates, are entered into with the purpose and effect of fixing and capping interest rates on a principal amount of indebtedness of the Borrower that is accruing interest at a variable rate; provided that (A) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness of the Borrower to be hedged by such contract; and (B) the Borrower shall not establish or maintain any margin accounts with respect to such contracts; and (iii) in each case, the underlying contracts are with any counterparty (or the parent entity thereof) who at the time the contract is made has long-term obligations rated BBB+ or better by Standard & Poor's Ratings Group or Baa1 or better by Moody's Investors Services, Inc.;

            (f)   Subordinated Debt of the Borrower; and

            (g) Indebtedness in respect of any letters of credit issued for the benefit of Borrower or any of its Subsidiaries which do not in the aggregate (taking into account all such Indebtedness of all Obligors) exceed $1,000,000 at any one time outstanding;

provided, however, that no Indebtedness otherwise permitted by clauses (b), (c),
(d), (e) or (f) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

      SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, except, with respect to the Borrower and Shana National only, the following:

            (a) Liens securing payment of the Obligations and any Hedging Obligations owed to a Lender or a Hedging Counterparty, granted pursuant to any Loan Document;

            (b) Liens securing payment of Indebtedness of the type permitted and described in clause (g) of Section 7.2.2 and covering only cash collateral;

            (c) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (b) of Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

            (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

            (g) Judgment Liens in existence fewer than fifteen (15) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies; and

            (h) Liens of operators under joint operating agreements or similar contractual arrangements with respect to the Borrower's or such Subsidiary's proportionate share of the expense of exploration, development and operation of oil, gas and mineral leasehold or fee interests owned jointly with others, to the extent that same relate to sums not yet due or that are being contested in good faith by appropriate action promptly initiated and diligently conducted and in such manner as not to jeopardize the Administrative Agent's, the Collateral Agent's or any Lender's rights in and to any Collateral, if cash reserves shall have been provided therefor.

      SECTION 7.2.4. Financial Covenants.

            (a) EBITDA to Interest Expense Ratio. The Borrower will not permit its ratio of EBITDA to Total Interest Expense (calculated quarterly at the end of each Fiscal Quarter on a rolling four quarter basis) to be less than 9.0 to 1.0 at any time.

            (b) Tangible Net Worth. The Borrower will not permit its Tangible Net Worth at any time to be less than the sum of (1) $139,943,849.40 plus
      (2) fifty percent (50%) of the Net Cash Proceeds from the sale of any Equity Interests of the Borrower after the Effective Date; provided, however, that non-cash gains and losses, including, without limitation, FASB 133, 142, 143 and 144 non-cash gains and losses shall be excluded from the foregoing calculation (to the extent otherwise included therein).

            (c) Current Ratio. The Borrower will not permit its Current Ratio to be less than 1.0 to 1.0 at any time.

            (d) Indebtedness to EBITDA Ratio. The Borrower will not permit its ratio of Indebtedness to EBITDA (calculated quarterly at the end of each Fiscal Quarter on a rolling four quarter basis) to exceed 3.0 to 1.0 at any time.

      SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

            (a)   Investments existing on the Closing Date and identified in
      Item 7.2.5 of the Disclosure Schedule;

            (b) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

            (c) Investments by the Borrower in the ordinary course of business to support the normal and customary oil and gas operations undertaken by the Borrower through joint ventures or partnerships engaged in the Oil and Gas Business in an aggregate amount at any time not to exceed $12,000,000;

            (d) with the approval of the Required Lenders, Investments by the Borrower and its Subsidiaries (except NGX GP, NGX LP and NGX Energy) in Equity Interests of other Persons engaged in the Oil and Gas Business which are not Affiliates of the Borrower or any other Obligor in an aggregate amount at any time not to exceed $5,000,000;

            (e) (i) Investments by the Borrower in Equity Interests of NGX GP and NGX LP and (ii) Investments by NGX GP and NGX LP in Equity Interests of NGX Energy, in each case as heretofore made in connection with the formation of NGX GP, NGX LP and NGX Energy; and

            (f) capital contributions by the Borrower in NGX GP and NGX LP, and the immediately subsequent capital contributions by NGX GP and NGX LP in NGX Energy, in each case solely in connection with the transfer of a one percent (1%) "beneficial" interest in any newly acquired assets of the Borrower; provided, however, that, contemporaneously with any such capital contribution, the Borrower shall cause NGX Energy to execute and deliver any Security Documents required pursuant to the terms of this Agreement;

      provided, however, the purchase price with respect to acquisitions permitted by and effected pursuant to Section 7.2.8(b) shall reduce dollar per dollar the $12,000,000 Investment limitation set forth in clause (c) above; provided further, that no Investment otherwise permitted by clauses
      (c) and (d) above shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing; and provided further that any such Investment shall only be permitted if the Borrower gives the Administrative Agent written notice of such investment within five (5) Business days of the making of such Investment; and provided, further, that the Borrower may, in the ordinary course of business, acquire or make investments in the Oil and Gas Properties of another Person.

      SECTION 7.2.6. Restricted Payments, etc. On and at all times after the Closing Date,

            (a) except as set forth below, the Borrower will not declare and will not permit any Subsidiary to pay or make any dividend or distribution (in cash, property or obligations) on any shares (or other securities) of any class of the Borrower's Equity Interests (now or hereafter outstanding) or on any warrants, options or other rights with respect to any shares (or other securities) of any class of such Equity Interests (now or hereafter outstanding) or apply, or permit any of its Subsidiaries to apply, any of its funds or Property to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares (or other securities) of any class of the Borrower's Equity Interests (now or hereafter outstanding), or warrants, options or other rights with respect to any shares (or other securities) of any class of the Borrower's Equity Interests (now or hereafter outstanding);

            (b) except as set forth below, (i) the Borrower will not, and will not permit any Subsidiary to, pay any portion of the Management Fee to NEG and (ii) the Borrower will not pay any NEG Guaranteed Payments (as defined in the NEG Holding Operating Agreement) pursuant to Section 6.5 of the NEG Holding Operating Agreement to NEG;

            (c) the Borrower will not, and will not permit any of its Subsidiaries to (i) make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Debt on any day other than the stated, scheduled date for such payment or prepayment permitted in the documents and instruments memorializing such Subordinated Debt;
      (ii) make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Debt which would violate the subordination provisions of such Subordinated Debt; or (iii) redeem, purchase or defease, any Subordinated Debt; and

            (d) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes;

provided, however, that the Borrower and its Subsidiaries shall be allowed to effect a dividend or distribution otherwise restricted by clauses (a) or (b) above (subject at all times, however, with respect to any payment of a Management Fee, to the limitations set forth in Section 7.2.13) if and only if, prior to payment of the proposed dividend or distribution, the Borrower delivers to each Agent a compliance certificate executed by an Authorized Officer of the Borrower containing a statement to the effect that the Borrower has not become aware of any Default or Event of Default that has occurred or is continuing.

      SECTION 7.2.7. Take or Pay Contracts. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other Property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other Property or services are delivered or furnished to it.

      SECTION 7.2.8. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or sell, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its Property or assets to any other Person except that:

            (a) (i) (A) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower and (B) any Subsidiary of the Borrower (except NGX Energy) may be merged or consolidated with or into any Wholly-Owned Subsidiary;
      (ii) (A) the Property or Equity Interests of any Subsidiary may be purchased or otherwise acquired by the Borrower and (B) the Property or Equity Interests of any Subsidiary (except NGX Energy) may be purchased or otherwise acquired by any Wholly-Owned Subsidiary; provided that in any such transaction involving the Borrower or any Wholly-Owned Subsidiary, the Borrower or such Wholly-Owned Subsidiary shall be the surviving or continuing entity; and (iii)(A) any Subsidiary (except NGX Energy) may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower and (B) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Wholly-Owned Subsidiary;

            (b) so long as (i) permitted by Section 7.2.5 and (ii) no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or Shana National may purchase all or substantially all of the assets of any Person (except, as to Shana National, assets of NGX GP, NGX LP or NGX Energy), or acquire such Person by merger (except, as to Shana National, assets of NGX GP, NGX LP or NGX Energy) that, in the discretion of the Agents, is engaged in the Oil and Gas Business; provided that in any merger involving the Borrower or Shana National, the Borrower or Shana National shall be the surviving or continuing entity; and

            (c) the Borrower may sell, transfer or otherwise dispose of to NGX Energy a one percent (1%) "beneficial" interest in any or all of its hereafter acquired assets; provided, however, that, contemporaneously with such sale, transfer or other disposition, the Borrower shall cause NGX Energy to execute and deliver any Security Documents required pursuant to the terms of this Agreement.

      SECTION 7.2.9. Sale or Discount of Receivables. Neither the Borrower nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

      SECTION 7.2.10. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, assign, farm-out, transfer, lease, contribute, convey or otherwise transfer, or grant options, warrants or other rights to any Person (each a "TRANSFER") any of its Property (including, without limitation, accounts receivable, Equity Interests of Subsidiaries and the Oil and Gas Properties), except for:

            (a)   the sale of Hydrocarbons in the ordinary course of business;

            (b) the sale or transfer of equipment that is obsolete, worn out, depleted or uneconomic and disposed of in the ordinary course of business;

            (c) the sale, transfer or other disposition for cash in one or more transactions of Properties of the Borrower and its Subsidiaries (except NGX GP and NGX LP), to Persons other than Affiliates of the Borrower, provided that the aggregate proceeds received by the Borrower or such Subsidiaries from the sale, transfer or disposal of such Properties during any six month period from any January 1 through the following June 30 or from any July 1 through the following December 31 shall not exceed four percent (4%) of the Borrowing Base;

            (d)   sales of Equity Interests in the Borrower to NEG Holding; and

            (e)   dispositions permitted by Section 7.2.8;

provided, however, that no Transfer shall be permitted pursuant to clause (c) if a Default or an Event of Default shall have occurred or be continuing or result therefrom.

      SECTION 7.2.11. Modification of Certain Agreements. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to any document or instrument evidencing or applicable to any Subordinated Debt, other than any amendment, supplement or other modification which extends the date or reduces the amount of any required repayment or redemption. Furthermore, the Borrower will not (a) consent to any amendment, supplement or other modification of the NEG Management Agreement or (b) amend, supplement or otherwise modify, or permit any Subsidiary to amend, supplement or otherwise modify, any Organic Documents of a Subsidiary, unless previously consented to in writing by each Agent.

      SECTION 7.2.12. Transactions with Affiliates. Except for Permitted NEG Affiliate Transactions and pursuant hereto, neither the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

      SECTION 7.2.13. Payment of Management Fee. The Borrower will not, and will not permit any of its Subsidiaries to, pay to NEG any portion of the NEG Management Fee (i) during any Fiscal Quarter, to the extent that such NEG Management Fee exceeds ten percent (10%) of the quarterly gross revenues for the Borrower and its Consolidated Subsidiaries, and (ii) during any Fiscal Year, to the extent that such NEG Management Fee exceeds ten percent (10%) of the annual gross revenues for the Borrower and its Consolidated Subsidiaries.

      SECTION 7.2.14. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and, with respect to clause (a) below, by clause (b) of Section 7.2.2 solely as to the assets financed with the proceeds of such Indebtedness) prohibiting:

            (a) the creation or assumption of any Lien upon its Oil and Gas Properties or other Property, whether now owned or hereafter acquired; or

            (b) the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

            (c) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

      SECTION 7.2.15. Creation of Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, create or allow to be created any Subsidiary not already existent and listed on Item 6.8 of the Disclosure Schedule, without the prior written consent of the each Agent and each Lender; provided, however, that, in the event that the Borrower deems it necessary or desirable to effect a corporate restructuring requiring the formation of Subsidiaries, the Administrative Agent agrees on behalf of itself and the Lenders to reasonably consider and discuss the feasibility of such restructuring.

      SECTION 7.2.16. Leases. The Borrower will not, and will not permit any of its Subsidiaries to create, incur, assume or permit to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal, but excluding leases of Hydrocarbon Interests, oil and gas operating agreements and Capitalized Lease Liabilities), under leases or lease agreements that would cause the aggregate amount of all payments made by the Borrower and its Subsidiaries pursuant to all such leases or lease agreements to exceed $500,000 in any period of twelve consecutive calendar months during the life of such leases.

      SECTION 7.2.17. Sale and Leaseback Transactions. Neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property that the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

      SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "EVENT OF DEFAULT".

      SECTION 8.1.1. Non-Payment of Obligations. Any Obligor shall default in the payment or prepayment when due of any principal of or interest on any Loan; or of any fees or any other obligation hereunder or under any other Loan Document, and such default other than a default of a payment or prepayment of principal (which shall have no cure period), shall continue unremedied for a period of three (3) days.

      SECTION 8.1.2. Breach of Representation or Warranty. Any representation or warranty of any Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of any Obligor to either Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be false or in any material respect incorrect when made or deemed made.

      SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations.

            (a) The Borrower shall default in the due performance and observance of any of its obligations under Section 7.2; or

            (b) The Borrower shall default in the due performance and observance of any of its obligations under any other Section of this Agreement, or any Obligor shall default in the performance of its obligations under any other Loan Document (other than the payment of amounts due which shall be governed by Section 8.1.1) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower by either Agent, or
      (ii) the Borrower otherwise becoming aware of such default.

      SECTION 8.1.4. Default on Other Indebtedness. (a) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries, or any other Obligor, having a principal amount, individually or in the aggregate, in excess of $5,000,000, (b) a default shall occur with respect to any Hedging Obligation to any Hedging Counterparty or any Affiliate of a Hedging Counterparty, such default being, individually or in the aggregate, in excess of $5,000,000, or (c) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become or be declared due and payable prior to its expressed maturity.

      SECTION 8.1.5. Judgments. Any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any of its Subsidiaries, or any other Obligor, and either

            (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

            (b) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

      SECTION 8.1.6. Pension Plans. Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code) in excess of $1,000,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than

$1,000,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

      SECTION 8.1.7. Change of Control. Any Change in Control shall occur.

      SECTION 8.1.8. Bankruptcy, Insolvency, etc. The Borrower, any of its Subsidiaries, or any other Obligor, shall:

            (a) be liquidated or become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

            (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries, or any other Obligor, or any Property of any thereof, or make a general assignment for the benefit of creditors;

            (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries, or any other Obligor, or for a substantial part of the Property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days, provided that the Borrower, its Subsidiaries, and the other Obligors hereby expressly authorizes each Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

            (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, liquidation, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, with respect to the Borrower or any of its Subsidiaries, or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary or such other Obligor, such case or proceeding or winding up shall be consented to or acquiesced in by the Borrower or such Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed, provided that each Obligor and each Subsidiary hereby expressly authorizes each Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

            (e) take any action authorizing, or in furtherance of, any of the foregoing.

      SECTION 8.1.9. Impairment of Security, etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto (for any reason other than its release or subordination by the Collateral Agent); any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

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

      SECTION 8.1.10. NEG Management Agreement. The NEG Management Agreement is terminated, cancelled or otherwise deemed unenforceable.

      SECTION 8.1.11. Attachment, etc. The Borrower or any of its Subsidiaries, or any other Obligor, suffers a writ or warrant of attachment or any similar process to be issued by any Governmental Authority against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside.

      SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.8 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

      SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section
8.1.8 with respect to the Borrower or any Subsidiary or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent may by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable without further notice, demand or presentment, and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

      SECTION 8.4. Application of Proceeds. Notwithstanding any provision of this Credit Agreement or the Security Documents to the contrary, in the case of any sale of any Collateral, whether voluntary sale or foreclosure under any Security Documents, the proceeds and all other proceeds that then may be held or recovered by the Administrative Agent or the Collateral Agent for the benefit of Lenders, shall be applied in the following order:

            (a) First, to the payment of the costs and expenses of the sale and of the collection or enforcement of the Collateral, and reasonable compensation to Administrative Agent and Collateral Agent, their agents and attorneys, and of all expenses and liabilities incurred and advances made by Administrative Agent and Collateral Agent in connection therewith;

            (b) Second, to the payment of all expenses of Lenders (or Affiliates of Lenders) which the Borrower is obligated to pay pursuant to this Credit Agreement or any other Loan Document;

            (c) Third, to the payment ratably of the sum of (i) amounts due for principal and interest on all Loans then outstanding, and (ii) amounts owed as the Hedging Obligations to any Hedging Counterparty, without preference or priority of the indebtedness owing to one Lender or Hedging Counterparty over another, or of Loans over Hedging Obligations, or of principal over interest; and

            (d) Fourth, after payment in full in cash of all of the Obligations, the termination of all Commitments and all other commitments by all Lenders, to the Borrower and the other Obligors, to the payment of the surplus of such cash or cash proceeds, if any, to the Borrower, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

                                   ARTICLE IX

                                   THE AGENTS

      SECTION 9.1. Actions. Each of the Lenders hereby irrevocably appoints AREP O&G as the Administrative Agent under this Agreement, and each of the Lenders hereby irrevocably appoints Citicorp USA, Inc. as the Collateral Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes each such Agent to act as contemplated under this Agreement, the Notes and each other Loan Document and to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent and the Collateral Agent pro rata according to such Lender's percentage of all of the outstanding Obligations owing to all Lenders, WHETHER OR NOT RELATED TO ANY SINGULAR, JOINT OR CONCURRENT NEGLIGENCE OF THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent or the Collateral Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Administrative Agent or the Collateral Agent, as the case may be, is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Collateral Agent's or the Collateral Agent's gross negligence or willful misconduct. Neither the Administrative Agent nor the Collateral Agent shall be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit with respect to this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent or the Collateral Agent shall be or become inadequate, in the Administrative Agent's or the Collateral Agent's determination, as the case may be, the Administrative Agent or the Collateral Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except as expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or Hedging Counterparty, as applicable, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limitation of the foregoing, each of Borrower and Lenders acknowledges and agrees that the Collateral Agent has no duty or obligation to them that in any way restricts the Collateral Agent from exercising its rights and remedies, and carrying out any duties that it may have, in its various capacities as Hedging Counterparty, AREP Agent, or AREP Lender.

      SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent immediately on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

      SECTION 9.3. Exculpation. Neither the Administrative Agent nor the Collateral Agent (in their capacities as such), nor any of their respective directors, officers, employees or agents, shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry that may be made by the Administrative Agent or the Collateral Agent shall not obligate it to make any further inquiry or to take any action. Each of the Administrative Agent and the Collateral Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent or the Collateral Agent believes to be genuine and to have been presented by a proper Person.(1)

      SECTION 9.4. Successors.

            (a) Subject to the appointment of a successor as provided below, the Administrative Agent or the Collateral Agent may resign as such at any time upon at least thirty (30) days' prior notice to the Borrower, all Lenders and all Hedging Counterparties. If the Administrative Agent at any time shall resign, the Lenders may appoint another Lender as the successor Administrative Agent, which shall thereupon become the Administrative Agent hereunder. If the Collateral Agent shall at any time resign, the resigning Collateral Agent may appoint a Hedging Counterparty as the successor

----------------
(1) Since the Hedging Counterparties will not be parties to this Agreement, they need to give this exculpation to the Collateral Agent in the Mortgages.

      Collateral Agent, which shall thereupon become the Collateral Agent hereunder. If a successor Administrative Agent or Collateral Agent shall have been so appointed, but shall not have accepted such appointment, within thirty (30) days after notice of resignation of the retiring Administrative Agent or Collateral Agent, as the case may be, then the retiring Administrative Agent or Collateral Agent, as the case may be, may appoint a successor Administrative Agent or Collateral Agent, respectively, which shall be one of the Hedging Counterparties or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent hereunder by a successor Administrative Agent or Collateral Agent, respectively, such successor Administrative Agent or Collateral Agent shall be entitled to receive from the retiring Administrative Agent or Collateral Agent such documents of transfer and assignment as such successor Administrative Agent or Collateral Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's or Collateral Agent's resignation hereunder as the Administrative Agent or Collateral Agent, respectively, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement; and
      Section 10.3 and Section 10.4 shall continue to inure to its benefit.

            (b) Each of the Borrower, the Lenders, the Administrative Agent, and the Collateral Agent:

                        (i) acknowledges and agrees that AREP O&G has pledged and granted a security interest in all of its rights and powers under the Loan Documents, whether as Lender or as Administrative Agent, to the AREP Agent,

                        (ii) consents to and approves such pledge and security agreement,

                        (iii) agrees that it will accept the AREP Agent as the
            Person entitled to exercise the rights and powers of AREP O&G under the Loan Documents at any time when the AREP Agent has declared that an "Event of Default" exists under the AREP O&G Facility, and agrees further that the AREP Agent may possess and exercise such rights and powers without assuming or otherwise becoming liable for any liabilities or duties of AREP O&G in any of its capacities under the Loan Documents, and

                        (iv) agrees that the AREP Agent is an express third party beneficiary of the Loan Documents.

      SECTION 9.5. Extensions of Credit by the Agents. Each of the Agents shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, (y) the Notes held by it or any of its Affiliates, and (z) the rights and powers held by it as lender to or pledgee of AREP O&G, as any other Lender or Hedging Counterparty, as applicable, and may exercise the same as if it were not an Agent. Each of the Agents and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not an Agent hereunder, as the case may be.

      SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agents and each other Lender and Hedging Counterparty, and based on such Person's review of the financial information and reserve based information of the Borrower and its Subsidiaries, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Person has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Agents and each other Lender and Hedging Counterparty, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

      SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to the Collateral Agent, each Lender and Hedging Counterparty of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to the Collateral Agent, each Lender and each Hedging Counterparty each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Collateral Agent and the Lenders in accordance with the terms of this Agreement.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

      SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower, the Lenders and the Agents. No failure or delay on the part of any Agent, any Lender, any Hedging Counterparty or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, any Lender, any Hedging Counterparty or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and a receipt, demonstrating successful transmission, is received by the Sender. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or any other Loan Document shall be effective as delivery of an original executed counterpart hereof.

      SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of the Administrative Agent and the Collateral Agent in connection with

            (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

            (b) the filing, recording, refiling or rerecording of each of the Security Documents and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Security Documents; and

            (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document. Each Lender and Hedging Counterparty agrees to reimburse the Administrative Agent, the Collateral Agent and each Lender and Hedging Counterparty on demand for such Lender's (or Hedging Counterparty, as applicable) pro rata share (based upon its respective percentage of all of the outstanding Obligations represented by such Person's outstanding Obligations) of any such costs or expenses not paid by the Borrower. The Borrower further agrees to pay, and to save the Administrative Agent, the Collateral Agent, the Lenders and the Hedging Counterparties harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Collateral Agent, the Lenders and the Hedging Counterparties upon demand for all out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Administrative Agent, the Collateral Agent, such Lender or such Hedging Counterparty in connection with (x) the negotiation of any restructuring or "work-out," whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

      SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by the Administrative Agent, the Collateral Agent, each Lender and each

Hedging Counterparty, and the extension of the Commitments, and the arrangement of the facility represented by this Agreement, the Borrower hereby indemnifies, exonerates and holds the Administrative Agent, the Collateral Agent, each Lender and each Hedging Counterparty and each of their respective Affiliates, officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

            (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Borrowing;

            (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Lenders pursuant to Article V not to fund any Borrowing);

            (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries or any Obligor of any Hazardous Material;

            (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any of its Subsidiaries or by any other Obligor of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law); or

            (e) any misrepresentation or inaccuracy or breach of Section 6.13 without giving effect to any knowledge qualification therein contained, regardless of whether caused by, or within the control of, the Borrower or such Obligor or such Subsidiary; in each case except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable judgment, or such Indemnified Party's own unexcused breach of any provision of any Loan Document (as determined by the final non-appealable judgment of a court of competent jurisdiction), PROVIDED THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT THE INDEMNIFIED PARTIES BE INDEMNIFIED IN THE CASE OF THEIR OWN NEGLIGENCE, REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 9.3, 10.3 and 10.4, as well as any other indemnification or exculpation provisions of any Loan Document, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

      SECTION 10.6. Hedging Counterparties Are Third Party Beneficiaries. The benefit of the Security Documents and of the provisions of this Agreement relating to the Collateral shall also extend to and be available to the Hedging Counterparties with respect to any Hedging Obligations of the Borrower or any of its Subsidiaries that are in effect, and the Hedging Counterparties are express third party beneficiaries of the Loan Documents.

      SECTION 10.7. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 10.8. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

      SECTION 10.9. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender and Agent (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent.

      SECTION 10.10. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAW, EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURSIDICATION ARE EXPRESSLY ELECTED IN ANOTHER LOAN DOCUMENT. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 10.11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

            (a) none of the Borrower or any Lender may assign or transfer its rights or obligations hereunder without the prior written consent of each other party hereto, provided, however, that for purposes of this Section
      10.11 if the survivor of a merger is obligated with respect to all obligations of the Borrower hereunder and under all other Loan Documents, a merger permitted pursuant to Section 7.2.8 hereof shall not be an assignment or transfer of the Borrower's rights or obligations hereunder; and

            (b) notwithstanding the preceding subsection (a), AREP O&G may pledge and collaterally assign all of its rights under the Loan Documents (in whatever capacities) to AREP Agent (including any successor AREP Agents), and upon enforcement of such pledge and collateral assignment any purchaser or other successor to AREP O&G (whether at a foreclosure sale, under a deed in lieu of foreclosure, or otherwise) may thereafter freely assign all of its rights under the Loan Documents.

      SECTION 10.12. [Reserved]

      SECTION 10.13. Other Transactions. Nothing contained herein shall preclude the Administrative Agent, the Collateral Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

      SECTION 10.14. Confidentiality. In the event that the Borrower provides to the Administrative Agent or the Lenders confidential information belonging to the Borrower or any of the other Obligors, then the Administrative Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information that (a) are in the public domain, (b) hereafter become part of the public domain without the Administrative Agent or the Lenders breaching their obligation of confidence hereunder, (c) are previously known by the Administrative Agent or the Lenders from some source other than the Borrower, (d) are hereafter developed by the Administrative Agent or the Lenders without using the Borrower's information, (e) are hereafter obtained by or available to the Administrative Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (f) are disclosed with the Borrower's consent (it being acknowledged that the Borrower consents to Lender's provision of such information to the Collateral Agent, the AREP Agent and the AREP Lenders), (g) must be disclosed either pursuant to any Governmental Rule or to Persons regulating the activities of the Administrative Agent or the Lenders, or (h) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Furthermore, the Administrative Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public or chartered accountants, any legal counsel employed by such Person in connection with this Agreement or any other Loan Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Administrative Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Administrative Agent or the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease one (1) year from the Effective Date, unless the Borrower requests in writing at least thirty
(30) days prior to the expiration of such three-year period, to maintain the confidentiality of such information for an additional three-year period. The Borrower waives any and all other rights it may have to confidentiality as against the Administrative Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 10.14.

      SECTION 10.15. Non-Recourse to Officers and Directors. This Agreement and the Obligations are fully recourse to Borrower and the other Obligors. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, no recourse under or upon any Obligation, representation, warranty or covenant shall be had against any of the officers, directors, employees, agents or representatives of the Borrower or any other Obligor; provided, however, that nothing in this Section 10.15 shall be deemed to constitute a waiver of any Obligation evidenced or secured by, or contained in, this Agreement or any other Loan Document, or affect in any way the validity or enforceability of this Agreement or any other Loan Document.

      SECTION 10.16. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS OR THE BORROWER MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS AND THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS AND THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER

MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION 10.17. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (A) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, AND (B) ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LEGAL PROCEEDING ANY "SPECIAL DAMAGES," AS DEFINED BELOW. EACH PARTY HERETO (X) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (Y) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

      SECTION 10.18. No Oral Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                            [Signature Pages Follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              BORROWER

                              NEG OPERATING LLC

                              By:   NEG Holding LLC, its sole Member

                              By:   AREP Oil & Gas LLC, its Sole Member

                              By:   _______________________________
                                    Philip D. Devlin
                                    Vice President and Secretary

                              Address:    1400 One Energy Square
                                          4925 Greenville Avenue
                                          Dallas, TX  75206

                              Attention:  Philip D. Devlin
                              Telephone:  (214) 692-9211
                              Telecopy:   (214) 692-5055

                                    CITICORP USA, INC., as Collateral Agent

                                    By:    _________________________________
                                    Name:  David E. Hunt
                                    Title: Vice President

                                    Address:
                                    388 Greenwich Street
                                    New York, NY  10013

                                    AREP OIL & GAS LLC., as a Lender and
                                    as Administrative Agent

                                    By _____________________________________
                                    Name:  Philip D. Devlin
                                    Title: Vice President and Secretary

                                    Address:

                                    1400 One Energy Square
                                    4925 Greenville Avenue
                                    Dallas, TX  75206

                                                                       EXHIBIT A

                            FORM OF BORROWING REQUEST

CITICORP USA, INC..
[_____]
[_____]

Attention:  __________________

                                NEG OPERATING LLC

Gentlemen and Ladies:

      This Borrowing Request is delivered to you pursuant to Section 2.3 of the Amended and Restated Credit Agreement dated as of December 20, 2005 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among the Borrower, the various financial institutions as are or may become parties thereto (including the Lender) (collectively, the "LENDERS"), AREP Oil & Gas LLC, as administrative agent (in such capacity together with any successors thereto, the "ADMINISTRATIVE AGENT") for the Lenders, and the other agents and lenders party thereto. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

      The Borrower hereby requests that a Loan be made in the aggregate principal amount of $__________ on __________, 20___ as a *[Eurodollar Loan having an Interest Period of _______ months] [Base Rate Loan].

      The Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2.1 are true and correct in all material respects.

      The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

--------------
*     Select appropriate interest rate option.

                               Exhibit A - Page 1

      Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

                           Person to be Paid
  Amount to be      -------------------------------      Name, Address, etc.
  Transferred            Name        Account No.        of Transferee Lender
--------------      -------------   ---------------     --------------------

$_____________      _____________   _______________   ________________________
                                                      ________________________
                                                       Attention: ____________

$_____________      _____________   _______________   ________________________
                                                      ________________________
                                                       Attention: ____________

Balance of such     The Borrower   _________________  ________________________
proceeds                                               Attention: ____________
                                                      ________________________

      The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ___ day of ___________, 20___.

                                   NEG OPERATING LLC

                                   By: NEG Holding LLC, sole member

                                   By: _________________________________
                                   Name:
                                   Title:

                               Exhibit A - Page 2

                                                                       EXHIBIT B

                     FORM OF CONTINUATION/CONVERSION NOTICE

CITICORP USA, INC..
[_____]
[_____]

Attention:  __________________

                                NEG OPERATING LLC

Gentlemen and Ladies:

      This Continuation/Conversion Notice is delivered to you pursuant to
Section 2.4 of the Amended and Restated Credit Agreement dated as of December 20, 2005 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "CREDIT AGREEMENT"), among the Borrower, the various financial institutions as are or may become parties thereto (including the Lender) (collectively, the "LENDERS"), AREP Oil & Gas LLC, as administrative agent (in such capacity together with any successors thereto, the "ADMINISTRATIVE AGENT") for the Lenders, and the other agents and lenders party thereto. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

      The Borrower hereby requests that on  __________, 20___,

            (1) $__________ of the presently outstanding principal amount of the Loans originally made on __________, 20___ [and $__________ of the presently outstanding principal amount of the Loans originally made on __________, 20___],

            (2) and all presently being maintained as *[Base Rate Loans] [Eurodollar Loans],

            (3) be [converted into] [continued as],

            (4) [Eurodollar Loans having an Interest Period of ______ months] [Base Rate Loans].

The Borrower hereby:

----------
* Select appropriate interest rate option.

                              Exhibit B - Page 1

            (a) certifies and warrants that no Event of Default has occurred and is continuing; and

            (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

      The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ___ day of _________, 20___.

                              NEG OPERATING LLC

                              By: NEG Holding LLC, sole member

                              By:_______________________________
                              Name:
                              Title:

                              Exhibit B - Page 2